Exhibit 16.1


October 31, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Re:  Triad Innovations, Inc.
     File No. [000-31189]

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Triad Innovations, Inc. Inc. dated October 31, 2002 and agree with the statements concerning our Firm contained therein.


Very truly yours,


/s/ Bierwolf, Nilson & Associates